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                                                                  EXHIBIT (e)(4)



                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

         Texoil, Inc., a Nevada corporation (the "Company"), and Quantum Energy Partners, LP, a Delaware limited partnership ("Quantum"), EnCap Equity 1996 Limited Partnership, a Texas limited partnership ("EnCap Equity"), Energy Capital Investment Company PLC, a British Corporation (together with EnCap Equity, "EnCap"), V&C Energy Limited Partnership, a Michigan limited partnership, Arthur L. Smith, an individual, Paul B. David, an individual, Thomas A. Reiser, an individual, and Jerry M. Crews, an individual (each, an "Investor" and collectively, the "Investors"), enter into this First Amendment to Preferred Stock Purchase Agreement, dated as of January 18, 2001 (this "Amendment").

                                    RECITALS

         WHEREAS, the Company and the Investors previously entered into that certain Preferred Stock Purchase Agreement, dated October 12, 1999 (the "Purchase Agreement");

         WHEREAS, the Company and the Investors now desire to amend the Purchase Agreement to clarify the intent of the parties with respect to issuance of additional shares of Series A Convertible Preferred Stock (the "Preferred Stock") upon the occurrence of a "Sale Transaction" (as defined in the Purchase Agreement); and

         WHEREAS, Section 7.1 of the Purchase Agreement permits the amendment of the Purchase Agreement with the consent of the holders of 90% of the Preferred Stock.

         NOW THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties agree as follows:

         1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Purchase Agreement.

         2. AMENDMENT TO THE PURCHASE AGREEMENT. Section 4.17 is hereby deleted and amended in its entirety by the following paragraph:

         "4.17 Issuance of Additional Series A Preferred. In the event that a Sale Transaction shall occur at any time prior to the second anniversary of the Closing Date, the Company shall issue to each Investor immediately prior to the consummation of the Sale Transaction an additional number of shares of Series A Preferred equal to the difference between (a) the number of shares of Series A Preferred that would have been held by such Investor if such Investor had received all dividends that would have accrued on such Investor's Series A Preferred (including Series A Preferred received as dividends on the Series A Preferred) from the date of the Sale Transaction through December 31, 2001 as

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         Payments-in-Kind (as defined in the Certificate), regardless of whether such Investor has previously received Payments-in-Kind or cash dividends pursuant to the first sentence of Section 2(b) of the Certificate, and (b) the number of shares of Series A Preferred then held by such Investor (including shares of Series A Preferred issued as dividends on the Series A Preferred)."

         3. EFFECTIVE DATE. This Amendment will become effective upon the execution hereof by each of the parties set forth on the signature page hereto.

         4. MISCELLANEOUS.

                  (a) Except as expressly amended or waived herein, all terms, covenants and provisions of the Purchase Agreement shall remain in full force and effect.

                  (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                  (c) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, OTHER THAN THE CONFLICTS OF LAWS RULES THEREOF.

                  (d) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first above written.


                                    TEXOIL, INC.

                                    By:     /s/ FRANK A. LODZINSKI
                                            ------------------------------------
                                    Name:   Frank A. Lodzinski
                                    Title:  President


                                    QUANTUM ENERGY PARTNERS, LP

                                    By:     Quantum Energy Management, LLC,
                                            its General Partner

                                            By: /s/ S. WIL VANLOH, JR.
                                                --------------------------------
                                            Name:  S. Wil VanLoh, Jr.
                                            Title: President


                                    ENCAP EQUITY 1996 LIMITED PARTNERSHIP

                                    By:     EnCap Investments L.C.,
                                            its general partner

                                    By:   /s/ ROBERT L. ZORICH
                                          --------------------------------------
                                    Name:     Robert L. Zorich
                                          --------------------------------------
                                    Title:    Managing Director
                                          --------------------------------------

                                    ENERGY CAPITAL INVESTMENT COMPANY PLC


                                    By:   /s/ ROBERT L. ZORICH
                                          --------------------------------------
                                    Name:     ROBERT L. ZORICH
                                          --------------------------------------
                                    Title:    Managing Director
                                          --------------------------------------



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                                    V&C ENERGY LIMITED PARTNERSHIP

                                    By: Energy Resource Associates, Inc.,
                                        its general partner

                                        By: /s/ Frank A. Lodzinski
                                            ------------------------------------
                                        Name:   Frank A. Lodzinski
                                        Title:  President


                                        /s/ Arthur L. Smith
                                        ----------------------------------------
                                        Arthur L. Smith


                                        /s/ Paul B. David
                                        ----------------------------------------
                                        Paul B. David


                                        /s/ Thomas A. Reiser
                                        ----------------------------------------
                                        Thomas A. Reiser


                                        /s/ Jerry M. Crews
                                        ----------------------------------------
                                        Jerry M. Crews